Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	Rouse Properties, Inc.
Date of Event Requiring Statement:	March 26, 2012

Exhibit 99.3 - Joint Filers’ Signatures

Partners Limited

By: /s/ Loretta Corso	Date:	March 28, 2012
Name: Loretta Corso
Title: Secretary

Brookfield Holdings Canada Inc.

By: /s/ Joe Freedman	Date:	March 28, 2012
Name: Joe Freedman
Title: Vice President

By: /s/ Aleks Novakovic
Name: Aleks Novakovic
Title: Vice President

Brookfield US Holdings Inc.

By: /s/ Aleks Novakovic	Date:	March 28, 2012
Name: Aleks Novakovic
Title: Vice-President

Brookfield US Corporation

By: /s/ Karen Ayre	Date:	March 28, 2012
Name: Karen Ayre
Title: Vice President

Brookfield Retail Split II LLC

By: Brookfield REP GP Inc., its managing member

By: /s/ Karen Ayre	Date:	March 28, 2012
Name: Karen Ayre
Title: Vice President

Brookfield Retail Holdings VI LLC

By: Brookfield Asset Management Private Institutional Capital
Adviser (Canada) L.P., its general partner

By: Brookfield Private Funds Holdings, Inc., its general partner

By: /s/ Karen Ayre	Date:	March 28, 2012
Name: Karen Ayre
Title: Vice President

By: /s/ Moshe Mandelbaum
Name: Moshe Mandelbaum
Title: Vice President